FOR IMMEDIATE RELEASE                             CONTACT: Peter A. Guglielmi
04/14/99                                                       (630) 378-6111

	TELLABS BEGINS 25th YEAR WITH BEST FIRST QUARTER IN HISTORY

Lisle, Ill. - Telecommunications-equipment manufacturer Tellabs, Inc., announced Wednesday that it began its 25th year of operation with the highest sales and earnings for any first quarter in company history. It was the company's second-best quarter, exceeded only by the all-time record sales and operating earnings reported in the fourth quarter of 1998.

Sales for the first quarter, ended April 2, were $469,651,000, up 43.4 percent from $327,502,000 a year earlier.

Net income for the first quarter was $103,718,000, up 52 percent from $68,244,000 a year earlier. Earnings per share of common stock on a diluted basis for the first quarter were 52 cents, compared with 37 cents for the first quarter of 1998.

"Tellabs got off to a robust start in 1999, driven primarily by continuing strong demand across our major product lines," said Tellabs President and CEO Michael J. Birck. "Sales of our TITAN (r) digital cross-connect system family exceeded last year's first-quarter level by 48.9 percent, driven by strong demand for the SONET-based TITAN 5500 and 532L systems. MartisDXX (tm) system sales were up 21.2 percent. Echo canceller sales, following strong growth at the end of 1998, increased 42 percent, and CABLESPAN (r) system sales grew meaningfully, as that product continues to gain acceptance in the marketplace."

During the quarter, Tellabs announced the newest member of its TITAN transport family, the TITAN 4500GS global services delivery system. This platform delivers global services over SDH and SONET networks, and was designed in close collaboration with major global super-carriers whose networks traverse international boundaries. The system gives carriers new flexibility and economies for delivering services (Frame Relay, ATM, Internet, digital private line, cable data and telephony, or video) intact between a SONET environment such as the United States or Canada and an SDH environment like Europe, Latin America or the rest of the world. Availability of the TITAN 4500GS system is expected in May 1999.

"In addition to the TITAN 4500GS system and the AN2100 Gateway Exchange (tm), introduced in late 1998, Tellabs looks forward to introducing two more major new product platforms during 1999," Birck continued. "During the summer, we expect to bring to field trial an optical networking system that uses DWDM technology to address metropolitan service applications. Late in the year, we expect to field-trial a large capacity, ATM-based, broadband transport manager that complements our TITAN family of digital cross-connect systems." Tellabs designs, manufactures, markets and services voice and data transport and access systems. The company's products are used worldwide by the providers of communications services. Tellabs stock is listed on the Nasdaq Stock Market (TLAB).

This news release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with introducing new products, entering new markets, competitive response, and a downturn in the telecommunications industry. For a more detailed description of the risk factors, please refer to the company's SEC filings.

Tellabs, the Tellabs logo, TITAN and CABLESPAN are registered trademarks of Tellabs Operations, Inc., in the United States and/or other countries. AN2100 Gateway Exchange is a trademark of Tellabs Operations, Inc., in the United States and/or other countries. MartisDXX is a trademark of Tellabs Oy in Finland and/or in other countries.

                               TELLABS, INC.
                            Results of Operations
                 (Dollars in thousands, except per-share data)
                                (Unaudited)


                               Three Months Ended
                               04/02/99	  	04/03/98
                               --------		  --------

Sales					                     $469,651		  $327,502
Cost of Goods Sold			           194,010     138,346
					                          --------		  --------
Gross Profit				                275,641     189,156

Operating Exp.
   Mktg. & G.A.				              66,452      48,474
   Research & Dev.			            62,112      43,306
   Goodwill Amort.			             1,473       1,476
					                          --------		  --------
Total Operating Exp.			         130,037      93,256

Operating Profit			             145,604		    95,900
Other Income (Expense) - Net	     8,053       5,202
					                          --------		  --------
Profit Before Tax			            153,657		   101,102

Taxes					                       49,939      32,858
					                          --------		  --------
Net Profit				                 $103,718		  $ 68,244
					                          ========		  ========
Earnings per Share
   Basic			                    $    .53	   $    .38
   Diluted				                 $    .52		  $    .37

Average Number of Shares
of Common Stock Outstanding
   Basic				                    195,044	  	 181,873
   Diluted				                  200,682		   186,947

                            TELLABS, INC.
                 Condensed Consolidated Balance Sheet
                        (Dollars in thousands)
                             (Unaudited)

                                            1999	           1998
                                        First Quarter     Year End
					                                   -------------     --------
Assets
Current Assets
   Cash and investments			                $  811,235	     $  642,645
   Accounts receivable, less allowance	      381,354         480,620
   Inventories				                           135,105	        122,424
   Other current assets			                     8,939	          7,002
					                                     ----------      ----------
     Total Current Assets		                1,336,633	      1,252,691

Property, Plant and Equipment	               410,869	        413,891
   Less accumulated depreciation            (166,850)	      (159,100)
					                                     ----------      ----------
					                                        244,019	        254,791

Goodwill				                                  51,446          55,559
Other Assets		                                81,645	         64,550
   				                                   ----------	     ----------
     Total Assets	                        $1,713,743	     $1,627,591
				                                      ==========      ==========

Liabilities
Current Liabilities
   Accounts payable		                     $   59,360	     $   63,083
   Accrued liabilities		                      89,223	         81,927
   Income taxes				                           57,386	         73,117
					                                     ----------      ----------
     Total Current Liabilities		             205,969	        218,127

Long-Term Debt			                              2,850	          2,850
Other Long-Term Liabilities		                 18,856	         18,164
Deferred Income Taxes			                      10,638	         11,853
				                                      ----------      ----------
     Total Liabilities			                    238,313	        250,994

Stockholders' Equity
Common Stock, $.01 Par Value	                  1,958	          1,945
Additional Paid-In Capital	                  230,204	        192,612
Cumulative Translation Adjustment	           (49,248)	        (9,207)
Unrealized Holding Gains on Securities	       17,974	         20,423
Retained Earnings			                       1,274,542	      1,170,824
				                                       ----------     ----------
     Total Stockholders' Equity	            1,475,430      1,376,597
                                           ----------     ----------
     Total Liab. and Stockholders' Equity  $1,713,743   	 $1,627,591
                                           ==========     ==========